Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	March 15, 2022
BUTLER NATIONAL CORPORATION ANNOUNCES Third QUARTER FISCAL YEAR 2022 FINANCIAL RESULTS AND CONFERENCE CALL - Revenue increased 24%, Net Income of $2.7 million -

OLATHE, KANSAS, March 15, 2022, - Butler National Corporation (OTCQB: BUKS), a leader in the growing global market for aircraft modification, maintenance, repair and overhaul (MRO) and a recognized provider of gaming management services, announces its financial results for the third quarter fiscal 2022 ended January 31, 2022.  In conjunction with the release, the Company has scheduled a conference call Thursday, March 17, 2022 at 9:00 AM Central Daylight Time.

What: Butler National Corporation Third Quarter Fiscal 2022 Financial Results Conference Call

When: Thursday, March 17, 2022 - 9:00 AM Central Daylight Time

How: Live via phone by dialing 877-358-7305. Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the third quarter, the status of new and existing orders, gaming activities and an outlook on the balance of fiscal 2022.

Historical selected financial data related to all operations:
	Quarter Ended January 31		Nine Months Ended January 31
	(In thousands)		(In thousands)
	2022	2021	2022	2021
Revenue	$18,132	$14,612	$55,369	$43,572
Operating Income (Loss)	$4,402	$1,868	$13,167	$3,683
Net Income (Loss)	$2,684	$503	$8,740	$809
Total Assets	$98,076	$99,026	$98,076	$99,026
Long-term obligations	$46,201	$44,222	$46,201	$44,222
Stockholders' Equity	$38,415	$39,048	$38,415	$39,048
Weighted Average Shares - Diluted	75,343	74,033	75,358	74,183
Earnings (Loss) Per Share	$0.04	$0.01	$0.12	$0.01
New Product Research and Development Cost	$656	$808	$1,852	$2,552

Management Comments

“The quarter-ended January 31, 2022, continued a strong fiscal year 2022. Both the Professional Services and Aerospace Products segments experienced significant revenue increases. Revenue increased 24% to $18.1 million in the three months ended January 31, 2022, as compared to $14.6 million in the three months ended January 31, 2021. The increase in revenue reflects an increase of 30% in Aerospace Products revenue and an increase of 19% in Professional Services revenue. We continue to focus on growth in international markets, solutions for regulatory mandates and the development of new supplemental type certificates (“STCs”). This includes significant global efforts.

Third quarter fiscal 2022 net income was $2.7 million compared to a net income of $503,000 in the third quarter fiscal 2021. Third quarter fiscal 2022 operating margin was 24% compared to 13% in third quarter fiscal 2021. We continue to work to improve efficiencies in our implementation, operational processes, and controlling general and administrative expenses.

During the three months ending January 31, 2022, we invested approximately $656,000 in projects focused on the development and acquisition of new products. We feel this expenditure for design and development engineering, testing, and certification of new products is required to grow Aerospace Products and help stabilize our long-term revenue and enhance our profits.

We are excited about the future. Management and all employees are focused on the development of new products, execution of our numerous business development opportunities as well as increasing revenue while managing costs. We believe we are positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value,” commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:

Revenue increased 19% for the three months ended January 31, 2022 to $9.4 million compared to $7.9 million in the three months ended January 31, 2021. Costs increased 9% in the three months ended January 31, 2022 to $3.8 million compared to $3.5 million for the three months ended January 31, 2021. Costs were 40% of segment total revenues in the three months ended January 31, 2022, as compared to 44% of segment total revenues in the three months ended January 31, 2021. Expenses increased 26% in the three months ended January 31, 2022 to $3.4 million compared to $2.7 million in the three months ended January 31, 2021. Expenses were 36% of segment total revenues in the three months ended January 31, 2022, as compared to 34% of segment total revenues in the three months ended January 31, 2021. There was an operating income of $2.2 million in the three months ended January 31, 2022 compared to an operating income of $1.7 million in the three months ended January 31, 2021.

Aerospace Products:

Revenue increased 30% to $8.7 million in the three months ended January 31, 2022, compared to $6.7 million in the three months ended January 31, 2021. The increase in revenue was due to an increase of $1.2 million in the special mission electronic business and an increse in aircraft modification business of $922,000. Costs increased by 11% in the three months ended January 31, 2022 to $5.2 million compared to $4.7 million for the three months ended January 31, 2021. Costs were 60% of segment total revenue in the three months ended January 31, 2022, as compared to 70% of segment total revenue in the three months ended January 31, 2021. Expenses decreased 30% in the three months ended January 31, 2022 to $1.3 million compared to $1.9 million in the three months ended January 31, 2021. Expenses were 15% of segment total revenue in the three months ended January 31, 2022, as compared to 28% of segment total revenue in the three months ended January 31, 2021. There was an operating income from Aerospace Products of $2.2 million in the three months ended January 31, 2022 compared to an operating income of  $144,000 in the three months ended January 31, 2021.

Costs related to Professional Services and Aerospace Products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy. Expenses related to Professional Services and Aerospace Products include marketing and advertising, employee benefits, depreciation and amortization, and general, administrative and other expenses.

Backlog:

As of January 31, 2022, our backlog totaled approximately $18.5 million. The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year. This is standard for the industry in which modifications services and related contracts may take several months or years to complete. Such actions force backlog as additional customers request modifications but must wait for other projects to be completed. There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace Products segment includes the manufacture, sale and service of electronic equipment and systems and technologies to enhance and support products related to aircraft. Additionally, we also operate several Federal Aviation Administration (the "FAA") Repair Stations. Butler National companies, Avcon Industries, Inc., Butler National Tempe, and Butler Avionics, in Aerospace Products concentrate on Learjet, Beechcraft King Air, Cessna turbine engine, Cessna multi-engine piston and Dassault Falcon 20 aircraft. Specifically, the design, distribution and support for products for older aircraft, or “Classic” aircraft are areas of focus for companies in Aerospace Products. Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Risk Factors and elsewhere herein or in other reports filed with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

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